UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

diaDexus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of diaDexus, Inc. (the “Company”) was held at 1:00 p.m. Pacific Daylight Time on June 9, 2015 at the Company’s principal executive offices in South San Francisco, California. As previously disclosed on the Form 8-K filed with the Securities and Exchange Commission on April 17, 2015, the Company entered into a settlement agreement with Leap Tide Capital Management, LLC and Jan Loeb, on April 16, 2015.  The final voting results for the matters submitted to a vote of stockholders at the 2015 Annual Meeting are as follows:

Proposal 1:

The stockholders voted to approve the election of the following directors by the votes set forth below to serve and to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Karen Drexler	16,893,604	5,143,765	27,906,942
Lori F. Rafield	12,193,585	9,843,784	27,906,942
Elizabeth Hutt Pollard	20,074,550	1,962,819	27,906,942
James Sulat	20,073,087	1,964,282	27,906,942
John Curnutte	20,203,607	1,833,762	27,906,942
John Sperzel III	21,207,375	829,994	27,906,942

Proposal 2:	The stockholders voted to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers at the Annual Meeting.

For	Against	Abstention	Broker Non-Votes
12,812,435	9,097,695	127,239	27,906,942

Proposal 3:

The stockholders voted to approve a reverse stock split in the range of 1 for 8 to 1 for 15, to be determined by the board of directors in its sole discretion, and a reduction in the number of authorized shares of the Company’s common stock from 100,000,000 shares to 50,000,000 shares.

For	Against	Abstention
39,215,326	9,806,750	922,235

Proposal 4:

The stockholders voted against an amendment to the Company’s 2012 Equity Incentive Award Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares, prior to giving effect to any reverse stock split.

For	Against	Abstention	Broker Non-Votes
7,821,833	14,150,203	65,333	27,906,942

Proposal 5:	The stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstention
49,756,105	143,968	44,238

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

Date: June 10, 2015	By:	/s/ Leone D. Patterson
Leone D. Patterson
Vice President, Finance and Chief Financial Officer